Exhibit 99.1

WEX Board of Directors Authorizes Increased Share Repurchase Program

Amended Program Authorizes Repurchase of $1.05 Billion Worth of Company Stock, Increasing Total by $400 Million

PORTLAND, Maine--(BUSINESS WIRE)--February 15, 2024--WEX Inc. (NYSE: WEX), the global commerce platform that simplifies the business of running a business, today announced that its board of directors has authorized an amended share repurchase program under which up to an additional $400 million worth of WEX’s common stock may be repurchased, expanding the total authorization to $1.05 billion.

The share repurchase program, first announced in August 2022 and amended in October 2022, previously authorized the Company to repurchase up to $650 million through December 31, 2025. This amendment increases the repurchase authorization to $1.05 billion through December 31, 2025.

To date, WEX has repurchased approximately $478 million of its common stock under the program, including approximately $41.5 million in 2024, representing 2.8 million shares since the initial authorization of the program. Accordingly, as of today, the Company has approximately $572 million of capacity remaining under the repurchase authorization, as amended.

“We remain focused on driving sustainable cash generation to power our strategic growth investments and maintain our solid balance sheet, all while returning capital to shareholders,” said Melissa Smith, WEX’s Chair, Chief Executive Officer, and President. “Our board and management team continue to view share repurchases as an important part of our capital allocation strategy, and believe expanding the authorization of this program to over $1 billion reflects our commitment to driving long-term value for our shareholders.”

Under the amended program, repurchases may be made on a discretionary basis from time to time through open market purchases, privately negotiated transactions, accelerated share repurchase programs or other derivative transactions, issuer self-tender offers, any combination of the foregoing, or any other purchase techniques deemed appropriate. The timing and amount of any transactions are subject to the discretion of WEX based upon, among other things, market conditions and other opportunities that the Company may have for the use or investment of its cash balances. In addition, repurchases are subject to the availability of shares of stock for purchase, prevailing market conditions, the trading price of the Company’s stock, and the Company's financial performance. The repurchase program does not obligate WEX to acquire any specific number of shares and may be modified, discontinued, or suspended at any time. WEX intends that all instructions for the repurchase of shares under this program shall be in compliance with Rule 10b-18 and the covenants or provisions of any debt or other obligations then outstanding. Purchases may be executed through the use of Rule 10b5-1 trading plans or other techniques.

About WEX

WEX (NYSE: WEX) is the global commerce platform that simplifies the business of running a business. WEX has created a powerful ecosystem that offers seamlessly embedded, personalized solutions for its customers around the world. Through its rich data and specialized expertise in simplifying benefits, reimagining mobility and paying and getting paid, WEX aims to make it easy for companies to overcome complexity and reach their full potential. For more information, please visit www.wexinc.com.

Forward-Looking Statements

This press release contains forward-looking statements including, but not limited to, statements about management’s plans, goals and expectations with respect to the Company’s share repurchase program. Any statements in this press release that are not statements of historical facts are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “positions,” “confidence,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements relate to our future plans, objectives, expectations, and intentions and are not historical facts and accordingly involve known and unknown risks and uncertainties and other factors that may cause the actual results or performance to be materially different from future results or performance expressed or implied by these forward-looking statements, including a change in the Company’s ability to effectuate the share repurchase program; as well as other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 28, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the Securities and Exchange Commission on April 27, 2023 and July 27, 2023, respectively, and subsequent filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of the initial filing of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events, or otherwise.

Contacts

Media contact:
WEX
Julie Lydon, 415-816-9397
Julie.Lydon@wexinc.com

Investor contact:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com